UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

TIDEWATER INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

6002 Rogerdale Road, Suite 600, Houston, Texas 77072
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange
Series A Warrants to purchase shares of common stock	TDW.WS.A	New York Stock Exchange
Series B Warrants to purchase shares of common stock	TDW.WS.B	New York Stock Exchange
Warrants to purchase shares of common stock	TDW.WS	NYSE American
Preferred stock purchase rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On or about May 12, 2021, Tidewater Inc. mailed a proxy statement (the “Proxy Statement”) to our stockholders in connection with our 2021 annual meeting of stockholders (the “Annual Meeting”), which is to be held on Tuesday, June 8, 2021, at 10:00 a.m., Central Time, virtually via a live audio webcast at https://www.cesonlineservices.com/tdw21_vm. The Proxy Statement included a proposal to approve our 2021 Stock Incentive Plan (the “Plan”). The Plan, if approved by stockholders, would have authorized a total of 2,700,000 shares of our common stock, plus the number of shares of our common stock underlying any award granted under our 2017 Stock Incentive Plan (the “2017 Plan”) or our Legacy GLF Management Incentive Plan (the “Legacy GLF Plan”, and together with the 2017 Plan, the “Existing Plans”) that expires, terminates, or is canceled or forfeited under the terms thereunder, reserved for issuance under the Plan. In particular, under the Plan, if approved by stockholders, the share pool reserved for issuance under the Plan will be reduced by one share for every one share underlying any award granted after December 26, 2020 under the 2017 Plan or the Legacy GLF Plan.

On May 21, 2021, Institutional Shareholder Services Inc. (“ISS”) published a proxy analysis and vote recommendation for the Annual Meeting. The proposal to approve the Plan received an unfavorable recommendation from ISS because (i) ISS views the Plan’s cost as excessive, (ii) the estimated duration of available and proposed shares exceeds six years, (iii) the disclosure of change-in-control vesting treatment is incomplete (or is otherwise considered discretionary) and (iv) the Plan allows broad discretion to accelerate vesting.

In response to the ISS recommendation to vote “AGAINST” the proposal to approve the Plan, on May 21, 2012, we revised the Plan to decrease the total number of shares of common stock reserved for issuance under the Plan from 2,700,000 shares (as originally proposed) to 2,500,000 shares. We believe that the Plan as revised (the “Revised Plan”) will significantly lower the Plan’s cost and have the estimated duration of available and proposed shares of less than six years.

As of March 31, 2021, there were (i) approximately 604,000 shares subject to outstanding stock options granted under the Existing Plans, with a weighted average exercise price of $11.46 per share and weighted average remaining term of 9.5 years, (ii) approximately 1.1 million shares subject to outstanding shares of restricted stock units granted and unvested under the Existing Plans and (iii) approximately 616,000 shares of our common stock remaining available for grant under the Existing Plans. Assuming all of the outstanding awards are settled in shares, we would only be able to grant awards for approximately 616,000 shares. As of April 12, 2021, the record date for determination of stockholders entitled to vote at the Annual Meeting, we had a total of 40,731,777 shares of our common stock outstanding.

If approved by our stockholders, there would be a total of 2,500,000 shares issuable under the Revised Plan and all remaining shares available for grant under the Existing Plans will be cancelled on the date when the Revised Plan becomes effective. In particular, the share pool reserved for issuance under the Revised Plan will be reduced by one share for every one share underlying any award granted after December 26, 2020 under the 2017 Plan or the Legacy GLF Plan. Outstanding awards under the 2017 Plan or the Legacy GLF Plan will continue to be governed by the 2017 Plan or the Legacy GLF Plan, as applicable, and the applicable agreements under which they were granted. However, if the Revised Plan is not approved by our stockholders, the 2017 Plan and the Legacy GLF Plan will continue in effect and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and use cash that could be reinvested in our business.

The foregoing is a summary description of certain terms of the Revised Plan and is qualified in its entirety by reference to the full text of the Revised Plan, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Except as set forth above, the Proxy Statement remains unchanged. The Revised Plan will be presented for stockholder approval at the Annual Meeting. The Board of Directors continues to recommend unanimously that shareholders vote FOR the proposals listed in the Proxy Statement, as supplemented by this Supplement. Any vote “FOR” or “AGAINST” the Plan proposal using the proxy card previously furnished to the stockholders of record or the voting instruction card made available to the beneficial owners by their broker, bank or another nominee will be counted as a vote “FOR” or “AGAINST” the Revised Plan. If any stockholder has already returned his or her properly executed proxy card or voted via the Internet or by telephone and would like to change his or her vote on any matter, such stockholder may revoke his or her proxy before it is voted at the Annual Meeting by submission of a proxy bearing a later date via the Internet, by telephone, by mail or by attending the Annual Meeting virtually and casting the online ballot or as otherwise described in the Proxy Statement. If any stockholder would like a new proxy or has any questions, he or she should contact Daniel A. Hudson, Executive Vice President, General Counsel and Secretary, at 6002 Rogerdale Road, Suite 600, Houston, Texas 77072, or at (713) 470-5300.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Tidewater Inc. Amended and Restated 2021 Stock Incentive Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 21, 2021

TIDEWATER INC.

	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, General Counsel and Secretary